Labor Contract

Notes

1. The employer and the employee with labor relationship shall enter into a written contract by complying with the principles of lawfulness, fairness, equality, free will, negotiated consensus and good faith in accordance with Employment Contract Law of Hong Kong.

2. The employer shall not enroll those children under age 16.

3. Both parties can reach an agreement on a probationary period, the duration of which shall refer to Article 19 of Employment contract Law of Hong Kong. The probationary period shall be included in the term of the employment contract.

4. The contract shall explicitly stipulate the salary of the employee according to the salary structure (system) of the enterprise and it shall not be lower than the local minimum salary.

5. Should the employer perform any acts violating the laws, rules and regulations such as failing to pay the labor compensation in full or pay social insurance legally, etc, the employee has right to report this to the Labor and Security Management Department and can terminate the contract legally.

6. The rules and regulations on labor legally established by the employer can be regarded as the appendix of the employment contract and both parties shall abide by it strictly.

7. Only pen and Chinese writing are allowed in signing this employment contract. It is required that the employee shall write clear, neat and without any alteration.

8. When signing this contract, both parties’ representatives shall sign or seal in person and Party B shall not entrust others to sign.

9. This contract signed by and between the employer and the employee after negotiation has legal force. Both the employer and the employee shall fulfill their obligations as specified in this employment contract. The Employer and the Employee shall hold one copy of this employment contract respectively.

I. Basic information of the contractors

1. Basic information of the employer:

Name of Party A (the employer):	Longbau Group Limited

Legal Representative (or major principal):	Ko, Tsai

Address: 15/B—15/F CHEUK NANG PLAZA 250 HENNESSY ROAD, HONG KONG], Hong Kong, of China.

Tel: +852 58059452

2. Basic information of the employee:

Name of Party B (the employee):	KO, YUEH-KUEI

Tel: +886963122891

II. Term of the Contract

3. The term of the contract will be carried out according to 1 year.

(1) A fixed term of _ months, from _ (month) _ (day) ____(year) to _ (month) _ (day) _ (year).

(2) An unfixed term, starting from 2 (month) 15 (day) 2014 (year).

(3) A term during which the employee will complete the prescribed work. Both parties reach agreement on the followings concerning relevant items:

None

III. Working content& Work place

4. According to job requirement of Party A, party B agrees to work as Finance and the specific working content is None.

5. Work place of Party A is located in house.

6. Job obligations of Party B are:

(1)
(2)
(3)

IV. Working hours, rest and leave

7. Party A arranges Party B A working system in accordance with the position character.

A. standard working hours;

B. accumulated working hours;

The specific working hours of Party B are as followings:

None

C. unfixed working time;

8. If Party A requires Party B to work overtime to meet the demand of production & operation, it shall comply with the relevant state and municipal rules, and the approval procedures of the employer.

V. The remunerations

9. Party A shall pay Party B his/her salary on the of every month.

10. Salary of Party B is USD 1700 per month.

11. Way of payment, standard and relevant content of the salary are as follows:

1. Party A shall conduct payroll accounting in accordance with the company’s Salary System.

2. The salary of Party B shall be paid on time.

VI. Labor protection, working conditions and protection against occupational harm

12. Party A shall strictly implement the provisions of the laws, regulations and rules of the state and municipal concerning labor protection, providing Party B with trainings on safe production and operation regulations. Also Party A shall try to improve the labor conditions, ensure the safety and health of Party B.

13. Party A shall distribute labor protection articles to Party B strictly in accordance with the laws, regulations and rules of the state and municipal as soon as possible. Party A shall also carry out health check to Party B regularly.

14. Party B shall strictly obey the safety, health and operation regulations during the labor process.

15. Should Party B suffer from occupational disease, be injured due to work or dead, Party A shall offer compensations to Party B according to the relevant rules.

VII. Termination and renewal of this labor contract

16. If either party terminates this contract unilaterally, it shall comply with the conditions and procedures in Labor Contract Law.

17. Party B shall finish work handover 30 days before the contract is terminated. Details of Party B’s work handover that need to be handled when both parties terminate or end the contract are as followings:

1.
2.
3.

When Party A handles work handover of Party B, Party B shall pay the economic compensation and issue the certification of terminating this contract.

VIII. Breach liabilities and penalty

18. Party A provides Party B with professional training fee and carries out professional technology training. They have reached the following agreement on the serving period and penalty (or refer to the agreement on special matters):

1.
2.
3.
4.
5.

19. If Party A is the senior management personnel, senior technical staff or other people who have confidentiality obligations, both parties have reached the following agreement on the scope, area, period, economic compensation and breach liabilities of Competition restriction (or refer to the agreement on special matters):

1.
2.
3.
4.
5.

IX. Agreed matters

20. Party A and Party B have agreed the following matters based on the principles of lawfulness, fairness, equality and free will:

1.	Both parties concerned shall be subject to this contract.
2.
3.
4.
5.

X. Labor disputes

21. Where a labor dispute between the parties takes place during the performance of this Contract, the parties concerned may seek for a settlement through consultation; if the consultation fails, the case can be dealt through mediation; if the mediation fails, either party may apply to the labor dispute arbitration committee for arbitration. If one of the parties is not satisfied with the adjudication of arbitration, the party may bring the case to a Hong Kong court.

XI. Other matters

22. For those matters didn’t covered in the contract, they will be carried out under the related laws, rules and regulations. If there still exist matters not covered, both parties shall solve them through consultation.

23. Where the provisions of this contract which are inconsistent with related laws, rules and regulations, they shall be carried out under such laws, rules and regulations.

24. Both parties shall read the provisions of the contract carefully to get a full understanding of its rights and obligations.

25. This contract will enter into effect upon the signature (or seal) of both parties. This contract can be duplicated and each party may hold one.

Party A (seal):
Legal representative or authorized agent (signature or seal): Ko, Tsai

Date of sign: February 15 2014

Party B (signature):

Date of sign: February 15 2014